UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-39144 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 South Meridian Boulevard Eaglewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2021, DISH DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of DISH Network Corporation, entered into an indenture (the “Indenture”), among the Company, the guarantors named on the signature page thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), relating to the Company’s issuance of $1.5 billion aggregate principal amount of its 5.125% Senior Notes due 2029 (the “Notes”) at an issue price of 100% of the principal amount of the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1, and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 24, 2021, the Company issued $1.5 billion aggregate principal amount of the Notes pursuant to the Indenture at an issue price of 100% of the principal amount of the Notes. The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

The Notes bear interest at a rate of 5.125% per annum and mature on June 1, 2029. Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2021, to the holders of record of such Notes at the close of business on May 15 and November 15, respectively, preceding such interest payment date. The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries, to, among other things: (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants include certain exceptions.

The Company may, at its option, at any time and from time to time, redeem all or any portion of the Notes on not less than 10 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, together with accrued and unpaid interest, if any, to the date of redemption and a “make-whole” premium calculated under the Indenture. At any time prior to June 1, 2024, the Company may also redeem up to 35% of the Notes at a purchase price equal to 105.125% of the principal amount of the Notes redeemed, together with accrued and unpaid interest, if any, to the date of redemption with the net cash proceeds from certain equity offerings or capital contributions.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued pursuant to the Indenture may declare all the Notes issued pursuant to the Indenture to be due and payable immediately, together with interest, if any, accrued thereon.

Under the terms of a Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.

The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement filed herewith as exhibits.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Indenture, relating to the Notes, dated as of May 24, 2021, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of May 24, 2021, among the Company, the Guarantors, Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
DISH DBS CORPORATION

Date: May 24, 2021	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel